SCHEDULE 14C
(Rule 14c-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
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                       Seaway Valley Capital Corporation
(Name of Registrant as Specified In Its Charter)

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SEAWAY VALLEY CAPITAL CORPORATION
10-18 Park Street, 2nd Floor
Gouverneur, N.Y. 13642

INFORMATION STATEMENT

To the Holders of the Voting Stock:

The purpose of this Information Statement is to notify you that the holder of shares representing a majority of the voting power of Seaway Valley Capital Corporation (“SVCC”) has given his written consent to a resolution adopted by the Board of Directors of SVCC to amend the Certificate of Incorporation so as to effect a reverse split of the company’s common stock in a ratio of 1-for-1,000.  Any shareholder who owns less than 1,000 shares immediately prior to the reverse split will have his shares redeemed by the Company at the then-current market price.  We anticipate that this Information Statement will be mailed on February 10, 2009 to shareholders of record.  On or after March 2, 2009, the amendment of the Certificate of Incorporation will be filed with the Delaware Secretary of State and it will become effective.

Delaware General Corporation Law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, SVCC will not hold a meeting of its shareholders to consider or vote upon the amendment of SVCC’s Certificate of Incorporation.

WE ARE NOT ASKING YOU FOR A PROXY.
YOU ARE REQUESTED NOT TO SEND US A PROXY.

February 10, 2009	Thomas Scozzafava
Chief Executive Officer

VOTING SECURITIES OUTSTANDING

We determined the shareholders of record for purposes of this shareholder action at the close of business on January 26, 2009 (the “Record Date”).  On the Record Date, the authorized voting stock consisted of:

(1)
10,000,000,000 shares of common stock, par value $0.0001, each of which is entitled to one vote.  On the Record Date, there were 2,701,825,893 shares of common stock issued, outstanding and entitled to vote.

(2)
1,600,000 shares of Series C Preferred Stock, par value $0.0001 per share, 1,405,483 of which were outstanding on the Record Date.  The outstanding shares of Series C Preferred Stock were entitled to a total of 66,140,376,471 votes on the Record Date – i.e. 47,059 votes per share.

(3)
881,065 shares of Series D Preferred Stock, par value $0.0001 per share, all of which were outstanding on the Record Date.  The outstanding shares of Series D Preferred Stock were entitled to a total of 51,827,352,941 votes on the Record Date – i.e. 58,824 votes per share.

(4)
100,000 shares of Series E Preferred Stock, par value $0.0001 per share, all of which were outstanding on the Record Date.  The outstanding shares of Series E Preferred Stock were entitled to a total of 1,012,754,334,300 votes on the Record Date – i.e. 10,127,543 votes per share.

There is no individual who owns 5% or more of the outstanding common stock, and neither of our officers or directors owns any shares of our common stock.  The following table sets forth the number of shares of voting stock beneficially owned by each person who, as of the Record Date, owned beneficially more than 5% of any class of SVCC’s voting stock, as well as the ownership of such shares by each member of SVCC’s Board of Directors and the shares beneficially owned by its officers and directors as a group. Each individual owned, on the Record Date, only one class of SVCC’s common stock.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Aggregate Percent of Class	Percent of Voting Power

Thomas Scozzafava	100,000 Series E	100.0%	80.0%
Christopher Swartz (3)	259,914 Series D	29.5%	2.5%
Current executive officers and directors as a group (2 persons)	100,000 Series E 259,914 Series D	100.0% 29.5%	80.0% 2.5%
Dierdre Scozzafava	442,150 Series C	31.5%	3.4%
Frederick Scozzafava	379,350 Series C	27.0%	3.0%
William Scozzafava	138,500 Series C	9.9%	1.1%
Joseph Canouse	82,500 Series C	5.9%	0.6%
Silver Hamilton, LLC 3109 Stirling Road, Suite 200 Ft. Lauderdale, FL 33312	180,290 Series C	12.8%	1.4%
____________________
(1)	The address of each owner, unless otherwise specified, is c/o Seaway Valley Capital Corporation, 10-18 Park Street, 2nd Floor, Gouverneur, N.Y. 13642

(2)
Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

(3)	Includes 259,914 Series D shares held by organizations over which Mr. Swartz has dispositional and voting control.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO EFFECT
A REVERSE SPLIT OF THE COMMON STOCK

The Board of Directors of SVCC has adopted a resolution to effect a reverse split of SVCC’s common stock in the ratio of 1:1000 (the “Reverse Split”).  The Reverse Split will not change the number of authorized shares of common stock, which will remain at 10,000,000,000.  No fractional shares or scrip will be issued.  SVCC will purchase fractional shares at the then current market price from any shareholder who owns less than one whole share.  All other shareholders who would otherwise be entitled to a fractional share as a result of the Reverse Split will receive one whole share of SVCC common stock in lieu of the fraction.

Reasons for Approving the Reverse Split

There are two primary reasons why the Board of Directors approved the Reverse Split.  The first reason is that our Certificate of Incorporation currently authorizes the Board of Directors to issue 10,000,000,000 shares of Common Stock, of which 2,701,825,893 shares were issued and outstanding on January 26, 2009.  However, there are also outstanding

▪	Convertible Preferred Shares of classes C, D and E, which are convertible into an aggregate total of 1,130,722,063,712 shares of Common Stock, based on the market price of $0.0001 at January 26, 2009;

▪	Warrants which, when exercised, entitle the holder to purchase 38,920,000 shares of Common Stock; and

▪	Convertible Debentures which are convertible, in the aggregate, into a total of 132,945,940,011 shares of Common Stock, based on the market price of $0.0001 at January 26, 2009.

The table below identifies the specific securities that are convertible into shares of our Common Stock.  The column labeled “Potential Conversion” shows the number of common shares into which the security could be converted at the market price of $0.0001 on January 26, 2009.

Security-Holder	Original Amount	Currently Outstanding	Potential Conversion
Series C Preferred(1)	1,458,236	1,405,483	66,140,376,471
Series D Preferred(2)	881,065	881,065	51,827,352,941
Series E Preferred(3)	100,000	100,000	1,011,561,637,872
		Total - Preferred	1,129,529,367,284
Warrants	38,920,000	38,920,000	38,920,000
Debentures:
YA Global Investments, L.P.(4)	2,799,037	2,605,273	34,736,979,978
Paul Graham (5)	565,000	565,000	11,300,000,000
JMJ Financial (6)	1,525,000	489,000	19,120,000,000
Golden Gate Investors, Inc.(7)	1,500,000	220,000	14,901,315,789
Renzi Brothers(8)	205,000	205,000	3,153,846,154
JE Gaus (9)	100,000	100,000	1,538,461,538
Goshen Capital Partners, LLC (9)	100,000	100,000	1,538,461,538
Hudson Capital Partners, LLC (9)	75,000	65,000	1,000,000,000
Hackett’s Investors (10)	950,000	550,000	6,111,111,111
Hackett’s Sellers (11)	2,000,000	2,000,000	23,529,411,765
		Total - Debentures	132,945,940,011
	Total Potential Conversion		1,268,272,076,580
(1)	The Series C Preferred shares were issued in 2007 in exchange for ownership of WiseBuys Stores, Inc. The shares are convertible at 21¼% of the market price.

(2)	The Series D Preferred shares were issued in 2008 in exchange for ownership of North Country Hospitality, Inc. The shares are convertible at 85% of the market price.

(3)	The Series E Preferred shares are owned by Thomas Scozzafava, our Chairman. They are convertible into 80% of the fully diluted outstanding shares.

(4)	The convertible debentures held by YA Global Investments, LP are convertible at 75% of the market price.

(5)	The convertible debenture held by Paul Graham is convertible at 50% of the market price.

(6)	The convertible debentures held by JMJ Financial are convertible at 75% of the market price.

(7)	The convertible debentures held by Golden Gate Investors, Inc. are convertible at 76% of the market price.

(8)	The convertible debenture held by Renzi Brothers is convertible at 65% of the market price.

(9)	The convertible debentures held by Gaus, Goshen and Hudson are convertible at 65% of the market price.

(10)
The convertible debentures held by the “Hackett’s Investors” were issued in exchange for debt that those investors held in Patrick Hackett Hardware Company, which was acquired by the Company in 2007.  They are convertible at 90% of the market price.

(11)	The convertible debentures held by the “Hackett’s Sellers” were issued in 2007 in exchange for ownership of Patrick Hackett Hardware Company. They are convertible at 85% of the market price.

Therefore, there is not an adequate number of authorized but unissued shares of Common Stock available for conversion of the outstanding Preferred Shares and Convertible Debentures and the exercise of the Warrants.  The Reverse Split will make available some of the shares needed for these purposes.  Management hopes that an increase in the stock price will reduce the magnitude of the potential conversions and make 10 billion authorized shares adequate for its purposes.  There is no assurance, however, that an additional Reverse Split will not be required at a later date.

The second reason for the Reverse Split is that the Board of Directors wishes to have authorized but unissued stock available for various purposes, such as effecting acquisitions, business expansion, obtaining financing, and recruiting management personnel, all of which will be necessary if SVCC is to undertake new business operations.

At the present time, the Board of Directors has not made any specific plan, commitment, arrangement, understanding or agreement with respect to the additional shares that will be available for issuance after the Reverse Split, other than the issuance of common stock upon conversion of the Preferred Stock and Convertible Debentures and exercise of the Warrants.

General Effect of the Reverse Split

The table below shows the effect of the Reverse Split on SVCC’s common shares outstanding at January 26, 2009, as well as the effect of the Reverse Split on the number of shares that will be outstanding if all of the outstanding preferred stock and debentures are converted, based on the market price of $0.0001 at January 26, 2009.   The column labeled “After Reverse Split” does not reflect any adjustments that may result from the rounding up of fractional shares. We cannot calculate at this time the number of whole shares that will be issued in lieu of fractions as a result of the Reverse Split.

	Prior to	After
	Reverse Split	Reverse Split
Shares of Common Stock:
Authorized	10,000,000,000	10,000,000,000
Issued and outstanding	2,701,825,893	2,701,826
Available for issuance	7,298,174,107	9,997,298,174

Issuable upon conversion of Series C Preferred	66,140,376,471	66,140,376
Issuable upon conversion of Series D Preferred	51,827,352,941	51,827,353
Issuable upon conversion of Series E Preferred	1,012,754,334,300	1,014,617,661
Issuable upon exercise of the Warrants	38,920,000	38,920
Issuable upon conversion of Debentures	132,945,940,011	132,945,940

Outstanding if all Warrants are exercised and
all Preferred Shares and Debentures are converted	1,268,272,076,580	1,268,272,077

Available for issuance after exercise of Warrants
and conversion of all Preferred Shares and Debentures	0	8,731,727,923

The Reverse Split will increase the number of shares available for issuance by the Board of Directors to 8,731,727,923.  The Board of Directors will be authorized to issue the additional common shares without having to obtain the approval of the SVCC shareholders.  Delaware law requires that the Board use its reasonable business judgment to assure that SVCC obtains “fair value” when it issues shares.  Nevertheless, the issuance of the additional shares would dilute the proportionate interest of current shareholders in SVCC.  The issuance of the additional shares could also result in the dilution of the value of shares now outstanding, if the terms on which the shares were issued were less favorable than the contemporaneous market value of SVCC common stock.

The Reverse Split, with the resulting increase in the number of shares available for issuance, are not being done for the purpose of impeding any takeover attempt.  Nevertheless, the power of the Board of Directors to provide for the issuance of shares of common stock without shareholder approval has potential utility as a device to discourage or impede a takeover of SVCC.  In the event that a non-negotiated takeover were attempted, the private placement of stock into “friendly” hands, for example, could make SVCC unattractive to the party seeking control of SVCC.  This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

How the Reverse Split Will Be Effected.

The officers of SVCC will file an amendment to the Certificate of Incorporation with the Delaware Secretary of State effecting the Reverse Split.  The amendment will provide that each thousand shares of common stock outstanding at the close of business on the effective date of the filing will be exchanged for one post-Reverse Split share of SVCC common stock (“New Common Stock”).  The New Common Stock will not be different from the common stock held by SVCC shareholders prior to the Reverse Split.  The holders of the New Common Stock will have the same relative rights following the effective date of the Reverse Split as they had before the effective date.

Exchange of Stock Certificates and Liquidation of Fractional Shares.

Upon filing of the certificate of amendment with the Delaware Secretary of State, the outstanding certificates representing shares of SVCC common stock will be automatically converted into certificates representing shares of New Common Stock.  Every shareholder who surrenders a certificate representing shares of common stock to the transfer agent with the appropriate stock transfer fee will receive a certificate representing the appropriate number of shares of New Common Stock.  The name and address of the transfer agent for SVCC is:

Standard Registrar & Transfer Co., Inc.
12528 South 1840 East
Draper, Utah 84020
(801) 571-8844

If the Reverse Split results in a shareholder owning less than one full share of SVCC common stock, then that shareholder will not receive New Common Stock.  In lieu of the fractional share, SVCC will send the shareholder a check for the market value of the fractional share.  The market value will be based on the market price of the common stock on the effective date of the Reverse Split.  If the Reverse Split results in a shareholder owning a whole number of shares of New Common Stock plus a fraction of a share, then the fraction will be rounded up to one full share.

No Dissenters’ Rights

Under Delaware law, shareholders are not entitled to dissenters’ rights with respect to any of the transactions described in this Information Statement.

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